Exhibit 99.1
Zoom Reports Second Quarter Results for Fiscal Year 2021
• Second quarter total revenue of $663.5 million, up 355% year-over-year
• Number of customers contributing more than $100,000 in TTM revenue up 112% year-over-year
• Approximately 370,200 customers with more than 10 employees, up 458% year-over-year
SAN JOSE, California – August 31, 2020 – Zoom Video Communications, Inc. (NASDAQ: ZM), a leading provider of video-first unified communications, today announced financial results for the quarter ended July 31, 2020.
“Organizations are shifting from addressing their immediate business continuity needs to supporting a future of working anywhere, learning anywhere, and connecting anywhere on Zoom's video-first platform. At Zoom, we strive to deliver a world-class, frictionless, and secure communication experience for our customers across locations, devices, and use cases,” said Zoom founder and CEO, Eric S. Yuan. “Our ability to keep people around the world connected, coupled with our strong execution, led to revenue growth of 355% year-over-year in Q2 and enabled us to increase our revenue outlook to approximately $2.37 billion to $2.39 billion for FY21, or 281% to 284% increase year-over-year.”
Second Quarter Fiscal Year 2021 Financial Highlights:
•Revenue: Total revenue for the quarter was $663.5 million, up 355% year-over-year.
•Income from Operations and Operating Margin: GAAP income from operations for the quarter was $188.1 million, compared to $2.3 million in the second quarter of fiscal year 2020. After adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, and acquisition-related expenses, non-GAAP income from operations for the second quarter was $277.0 million, up from $20.7 million in the second quarter of fiscal year 2020. For the second quarter, GAAP operating margin was 28.3% and non-GAAP operating margin was 41.7%.
•Net Income and Net Income Per Share: GAAP net income attributable to common stockholders for the quarter was $185.7 million, or $0.63 per share, compared to GAAP net income attributable to common stockholders of $5.5 million, or $0.02 per share in the second quarter of fiscal year 2020.
Non-GAAP net income for the quarter was $274.8 million, after adjusting for stock-based compensation expense and related payroll taxes, expenses related to charitable donation of common stock, acquisition-related expenses, and undistributed earnings attributable to participating securities. Non-GAAP net income per share was $0.92. In the second quarter of fiscal year 2020, non-GAAP net income was $24.0 million, or $0.08 per share.
•Cash: Total cash, cash equivalents, and marketable securities as of July 31, 2020 was $1.5 billion.
•Cash Flow: Net cash provided by operating activities was $401.3 million for the quarter, compared to $31.2 million in the second quarter of fiscal year 2020. Free cash flow was $373.4 million, compared to $17.1 million in the second quarter of fiscal year 2020.
Customer Metrics: Drivers of total revenue include acquiring new customers and expanding across existing customers. At the end of the second quarter of fiscal year 2021, Zoom had:
• Approximately 370,200 customers with more than 10 employees, up approximately 458% from the same quarter last fiscal year.
• 988 customers contributing more than $100,000 in trailing 12 months revenue, up approximately 112% from the same quarter last fiscal year.
• A trailing 12-month net dollar expansion rate in customers with more than 10 employees above 130% for the 9th consecutive quarter.
Financial Outlook: Zoom is providing the following guidance for its third quarter fiscal year 2021 and its full fiscal year 2021.
•Third Quarter Fiscal Year 2021: Total revenue is expected to be between $685.0 million and $690.0 million and non-GAAP income from operations is expected to be between $225.0 million and $230.0 million. Non-GAAP diluted EPS is expected to be between $0.73 and $0.74 with approximately 300 million non-GAAP weighted average shares outstanding.
•Full Fiscal Year 2021: Total revenue is expected to be between $2.37 billion and $2.39 billion. This revenue outlook takes into consideration the demand for remote work solutions for businesses. It also assumed increased churn in the second half of the fiscal year when compared to historic churn levels due to a higher percentage of customers who purchased monthly subscriptions in the first quarter. Non-GAAP income from operations is expected to be between $730.0 million and $750.0 million. Non-GAAP diluted EPS is expected to be between $2.40 and $2.47 with approximately 300 million non-GAAP weighted average shares outstanding.
Additional information on Zoom's reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future.
A supplemental financial presentation and other information can be accessed through Zoom’s investor relations website at investors.zoom.us.
Zoom Video Earnings Call
Zoom will host a Zoom Video Webinar for investors on August 31, 2020 at 2:30 p.m. Pacific Time / 5:30 p.m. Eastern Time to discuss the company’s financial results and business highlights. Investors are invited to join the Zoom Video Webinar by visiting: https://investors.zoom.us/
About Zoom
Zoom Video Communications, Inc. (NASDAQ: ZM) brings teams together to get more done in a frictionless and secure video environment. Our easy, reliable, and innovative video-first unified communications platform provides video meetings, voice, webinars, and chat across desktops, phones, mobile devices, and conference room systems. Zoom helps enterprises create elevated experiences with leading business app integrations and developer tools to create customized workflows. Founded in 2011, Zoom is headquartered in San Jose, California, with offices around the world. Visit zoom.com and follow @zoom_us.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and trends, our growth strategy, and our financial outlook, including our guidance for the third quarter fiscal year 2021 and full fiscal year 2021. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. These assumptions, uncertainties and risks include that, among others, our business, financial results and prospects would be harmed by any decline in new customers and hosts, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we do not expect to sustain our revenue growth rate in the future, there is continued uncertainty regarding the extent and duration of the impact of COVID-19 and the responses of government and private industry thereto, as well as the impact of COVID-19 on the overall economic environment, any or all of which will have an impact on demand for remote work solutions for businesses as well as overall distributed, face-to-face interactions and collaboration using Zoom, our business would be harmed by any significant interruptions, delays or outages in services from our co-located data centers, and failures in internet infrastructure or interference with broadband access could cause current or potential users to believe that our systems are unreliable. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our quarterly report on Form 10-Q for the quarter ended April 30, 2020. Forward-looking statements speak only as of the date the statements are made and are based on information available to Zoom at the time those statements are made and/or management's good faith belief as of that time with respect to future events.  Zoom assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Zoom has provided in this press release financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Zoom uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Zoom’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Zoom’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Zoom’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Non-GAAP Income From Operations and Non-GAAP Operating Margins. Zoom defines non-GAAP income from operations as income from operations excluding stock-based compensation expense and related payroll taxes, acquisition-related expenses, and expenses related to charitable donation of common stock. Zoom excludes stock-based compensation expense and expenses related to charitable donation of common stock because they are non-cash in nature and excluding these expenses provides meaningful supplemental information regarding Zoom’s operational performance and allows investors the ability to make more meaningful comparisons between Zoom’s operating results and those of other companies. Zoom excludes the amount of employer payroll taxes related to employee stock plans, which is a cash expense, because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of the business. Zoom views acquisition-related expenses when applicable, such as amortization of acquired intangible assets, transaction costs, and acquisition-related retention payments that are directly related to business combinations as events that are not necessarily reflective of operational performance during a period. In particular, Zoom believes the consideration of measures that exclude such expenses can assist in the comparison of operational performance in different periods which may or may not include such expenses and assist in the comparison with the results of other companies in the industry.
Non-GAAP Net Income and Non-GAAP Net Income Per Share, Basic and Diluted. Zoom defines non-GAAP net income and non-GAAP net income per share, basic and diluted, as GAAP net income attributable to common stockholders and GAAP net income per share attributable to common stockholders, basic and diluted, respectively, adjusted to exclude stock-based compensation expense and related payroll taxes, acquisition-related expenses, expenses related to charitable donation of common stock, and undistributed earnings attributable to participating securities. Zoom excludes undistributed earnings attributable to participating securities because they are considered by management to be outside of Zoom’s core operating results, and excluding them provides investors and management with greater visibility to the underlying performance of Zoom’s business operations, facilitates comparison of its results with other periods and may also facilitate comparison with the results of other companies in the industry.
In order to calculate non-GAAP net income per share, basic and diluted, Zoom uses a non-GAAP weighted-average share count. Zoom defines non-GAAP weighted-average shares used to compute non-GAAP net income per share, basic and diluted, as GAAP weighted average shares used to compute net income per share attributable to common stockholders, basic and diluted, adjusted to reflect the common stock issued in connection with the IPO, including the concurrent private placement, that are outstanding as of the end of the period as if they were outstanding as of the beginning of the period for comparability.
Free Cash Flow. Zoom defines free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment. Zoom considers free cash flow to be a liquidity measure that provides useful information to management and investors regarding net cash provided by operating activities and cash used for investments in property and equipment required to maintain and grow the business.
Customer Metrics
Zoom defines a customer as a separate and distinct buying entity, which can be a single paid host or an organization of any size (including a distinct unit of an organization) that has multiple paid hosts.
Zoom calculates net dollar expansion rate as of a period end by starting with the annual recurring revenue (“ARR”) from all customers with more than 10 employees as of 12 months prior (“Prior Period ARR”). Zoom defines ARR as the annualized revenue run rate of subscription agreements from all customers at a point in time. We then calculate the ARR from these customers as of the current period end (“Current Period ARR”), which includes any upsells, contraction, and attrition. Zoom divides the Current Period ARR by the Prior Period ARR to arrive at the net dollar expansion rate. For the trailing 12 months calculation, Zoom takes an average of the net dollar expansion rate over the trailing 12 months.
Press Relations
Colleen Rodriguez
Global Media Relations Lead for Zoom

press@zoom.us

Investor Relations
Tom McCallum
Head of Investor Relations for Zoom
investors@zoom.us

Zoom Video Communications, Inc.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands)

	As of
	July 31, 2020	January 31, 2020
Assets
Current assets:
Cash and cash equivalents	$748,944	$283,134
Marketable securities	732,995	572,060
Accounts receivable, net	295,330	120,435
Deferred contract acquisition costs, current	111,545	44,885
Prepaid expenses and other current assets	343,288	75,008
Total current assets	2,232,102	1,095,522
Deferred contract acquisition costs, noncurrent	152,595	46,245
Property and equipment, net	91,291	57,138
Operating lease right-of-use assets	65,295	68,608
Goodwill	24,340	—
Other assets, noncurrent	59,318	22,332
Total assets	$2,624,941	$1,289,845
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,615	$1,596
Accrued expenses and other current liabilities	560,188	122,692
Deferred revenue, current	714,523	209,542
Total current liabilities	1,287,326	333,830
Deferred revenue, noncurrent	28,090	20,994
Operating lease liabilities, noncurrent	63,105	64,792
Other liabilities, noncurrent	47,608	36,286
Total liabilities	1,426,129	455,902

Stockholders’ equity:
Preferred stock	—	—
Common stock	283	277
Additional paid-in capital	982,541	832,705
Accumulated other comprehensive income	2,772	809
Retained earnings	213,216	152
Total stockholders’ equity	1,198,812	833,943
Total liabilities and stockholders’ equity	$2,624,941	$1,289,845

Note: The amount of unbilled accounts receivable included within accounts receivable, net on the condensed consolidated balance sheets was $20.5 million and $12.5 million as of July 31, 2020 and January 31, 2020, respectively.

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue	$663,520	$145,826	$991,687	$267,814
Cost of revenue	192,271	27,900	295,978	52,004
Gross profit	471,249	117,926	695,709	215,810
Operating expenses:
Research and development	42,734	15,054	69,123	28,837
Sales and marketing	159,173	79,652	280,729	143,693
General and administrative	81,238	20,955	134,368	39,458
Total operating expenses	283,145	115,661	484,220	211,988
Income from operations	188,104	2,265	211,489	3,822
Interest income and other, net	2,081	4,492	7,871	5,465
Net income before provision for income taxes	190,185	6,757	219,360	9,287
Provision for income taxes	4,196	1,216	6,296	1,532
Net income	185,989	5,541	213,064	7,755
Undistributed earnings attributable to participating securities	(247)	(20)	(305)	(2,794)
Net income attributable to common stockholders	$185,742	$5,521	$212,759	$4,961

Net income per share attributable to common stockholders:
Basic	$0.66	$0.02	$0.76	$0.03
Diluted	$0.63	$0.02	$0.72	$0.02
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	282,850,805	271,813,141	281,394,901	192,130,510
Diluted	297,162,309	292,185,665	296,408,229	215,774,619

Zoom Video Communications, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income	$185,989	$5,541	$213,064	$7,755
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation expense	56,855	18,075	85,632	24,737
Amortization of deferred contract acquisition costs	24,494	8,607	40,781	16,026
Charitable donation of common stock	22,312	—	23,312	—
Provision for accounts receivable allowances	11,091	1,865	14,959	2,693
Depreciation and amortization	6,475	3,850	11,814	7,174
Non-cash operating lease cost	2,349	1,583	4,597	3,116
Remeasurement gain on equity investment	—	—	(2,538)	—
Other	911	(771)	2,028	(514)
Changes in operating assets and liabilities:
Accounts receivable	(54,425)	(19,258)	(196,926)	(35,361)
Prepaid expenses and other assets	(4,649)	(14,980)	(53,729)	(23,597)
Deferred contract acquisition costs	(88,936)	(19,266)	(213,790)	(33,700)
Accounts payable	9,115	(7,156)	10,871	(2,783)
Accrued expenses and other liabilities	34,744	22,700	202,066	34,923
Deferred revenue	196,287	32,677	519,149	56,234
Operating lease liabilities, net	(1,266)	(2,295)	(979)	(3,295)
Net cash provided by operating activities	401,346	31,172	660,311	53,408
Cash flows from investing activities:
Purchases of marketable securities	(277,336)	(455,175)	(484,882)	(478,487)
Maturities of marketable securities	150,324	22,050	287,338	50,940
Sales of marketable securities	10,284	—	36,897	—
Purchases of property and equipment	(27,981)	(14,040)	(35,253)	(20,937)
Cash paid for acquisition, net of cash acquired	(26,486)	—	(26,486)	—
Purchase of equity investment	—	—	(8,000)	—
Purchase of convertible promissory note	—	—	(5,000)	—
Purchase of intangible assets	(1,332)	—	(1,494)	—
Collections of employee loans	—	—	1,319	—
Net cash used in investing activities	(172,527)	(447,165)	(235,561)	(448,484)
Cash flows from financing activities:
Proceeds from employee equity transactions to be remitted to employees and tax authorities, net	15,925	—	234,465	—
Proceeds from issuance of common stock for employee stock purchase plan	20,760	—	20,760	—
Proceeds from exercise of stock options, net of repurchases	7,831	410	17,417	2,191
Proceeds from initial public offering and private placement, net of underwriting discounts and commissions and other offering costs	—	(524)	—	542,947
Net cash provided by (used in) financing activities	44,516	(114)	272,642	545,138
Net increase (decrease) in cash, cash equivalents, and restricted cash	273,335	(416,107)	697,392	150,062
Cash, cash equivalents, and restricted cash – beginning of period	758,139	632,137	334,082	65,968
Cash, cash equivalents, and restricted cash – end of period	$1,031,474	$216,030	$1,031,474	$216,030

Zoom Video Communications, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
GAAP income from operations	$188,104	$2,265	$211,489	$3,822
Add:
Stock-based compensation expense and related payroll taxes	61,602	18,469	91,848	25,131
Charitable donation of common stock	22,312	—	23,312	—
Acquisition-related expenses	4,942	—	4,942	—
Non-GAAP income from operations	$276,960	$20,734	$331,591	$28,953

GAAP net income attributable to common stockholders	$185,742	$5,521	$212,759	$4,961
Add:
Stock-based compensation expense and related payroll taxes	61,602	18,469	91,848	25,131
Charitable donation of common stock	22,312	—	23,312	—
Acquisition-related expenses	4,942	—	4,942	—
Undistributed earnings attributable to participating securities	247	20	305	2,794
Non-GAAP net income	$274,845	$24,010	$333,166	$32,886

Net income per share - basic and diluted:
GAAP net income per share - basic	$0.66	$0.02	$0.76	$0.03
GAAP net income per share - diluted	$0.63	$0.02	$0.72	$0.02
Non-GAAP net income per share - basic	$0.97	$0.09	$1.18	$0.12
Non-GAAP net income per share - diluted	$0.92	$0.08	$1.12	$0.11

GAAP weighted-average shares used to compute net income per share - basic	282,850,805	271,813,141	281,394,901	192,130,510
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	—	—	75,590,307
Non-GAAP weighted-average shares used to compute net income per share - basic	282,850,805	271,813,141	281,394,901	267,720,817

GAAP weighted-average shares used to compute net income per share - diluted	297,162,309	292,185,665	296,408,229	215,774,619
Add:
Non-GAAP unweighted adjustment for common stock issued in connection with IPO	—	—	—	75,590,307
Non-GAAP weighted-average shares used to compute net income per share - diluted	297,162,309	292,185,665	296,408,229	291,364,926

Net cash provided by operating activities	$401,346	$31,172	$660,311	$53,408
Less:
Purchases of property and equipment	(27,981)	(14,040)	(35,253)	(20,937)
Free cash flow (non-GAAP)	$373,365	$17,132	$625,058	$32,471
Net cash used in investing activities	$(172,527)	$(447,165)	$(235,561)	$(448,484)
Net cash provided by (used in) financing activities	$44,516	$(114)	$272,642	$545,138